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                                                                     Exhibit 5.1
                               Pepper Hamilton LLP
                              3000 Two Logan Square
                              18th and Arch Streets
                             Philadelphia, PA 19103

                                                               December 4, 2003

Systems & Computer Technology Corporation
Great Valley Corporate Center
4 Country View Road
Malvern, Pennsylvania 19355

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

                  Reference is made to a registration statement on Form S-8 (the "Registration Statement") of Systems & Computer Technology Corporation, a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offer and sale by the Company of Two Million (2,000,000) shares of common stock, par value $.01 per share (the "Shares") of the Company pursuant to the Company's 1994 Long-Term Incentive Plan (the "Plan").

                  We have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. The opinion expressed herein is based exclusively on the applicable provisions of the Delaware General Corporation Law and federal securities laws as in effect on the date hereof.

                  On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules or regulations of the Commission thereunder.


                                                  Very truly yours,

                                                  /s/ Pepper Hamilton LLP

                                                  Pepper Hamilton LLP